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                                                                    Exhibit 10.2

                              INDEMNITY AGREEMENT

     This Indemnity Agreement is made as of the 31st day of January, 2001, by Pure Partners, L.P., a Delaware limited partnership ("Pure Partners"), and Pure Resources I, Inc., a Delaware corporation, individually and as general partner of Pure Partners ("General Partner") (collectively, the "Indemnitors"), to Southland Energy Company, IP Petroleum Company, Inc., International Paper Realty Corporation, Transtates Properties Incorporated or any of their successors or assigns with respect to their partnership interests in Pure Partners, and International Paper Company ("Indemnitees"). Terms not defined herein shall have the meanings assigned to them in the Limited Partnership Agreement (as defined below).

                             W I T N E S S E T H:

     As of the date hereof, the General Partner, certain Affiliates of the General Partner, and Indemnitees entered into the Amended and Restated Agreement of Limited Partnership of Pure Partners (the "Limited Partnership Agreement"), which contemplated Indemnitors' executing this Indemnity Agreement in favor of Indemnitees, the specific terms of which are set forth below.

     NOW, THEREFORE, in consideration of Indemnitees' entering into the Limited Partnership Agreement and related agreements, Indemnitors hereby covenant and agree as follows:

     1.   INDEMNITY.
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     (a)  In the event of an occurrence of any Extraordinary Asset Disposition or Tax Indemnified Event, Indemnitors hereby unconditionally and irrevocably, jointly and severally, agree to pay as an indemnity the Special Tax Amount within thirty (30) days of the occurrence of the Extraordinary Asset Disposition or Tax Indemnified Event, and Indemnitors further indemnify against, hold harmless from, and promise to pay Indemnitees any and all reasonable costs and expenses (including, without limitation, court costs and attorneys' fees) incurred as a result of a breach by Indemnitors of this sentence. Such payments of the Special Tax Amount shall be made to the Indemnitees to or by whom gain attributable to an Extraordinary Asset Disposition or Tax Indemnified Event is allocated or recognized in accordance with Code Sections 704(c)(1)(A), 704(c)(1)(B) or 737(a).

     (b) Any payment required to be made hereunder by the Indemnitors that is not made on or before the date on which such payment is due under the terms of this Indemnity Agreement shall bear interest at the rate of six and a half percent (6.5%) per annum compounded annually.

     (c) Indemnitors, and each of them, agree that the General Partner will satisfy this indemnification obligation first out of its own assets to the fullest extent legally possible and the balance of this indemnification obligation will be satisfied out of the assets of Pure Partners.
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     (d)  The General Partner hereby waives any right of subrogation, contribution or indemnity against Pure Partners that may be invoked by the General Partner's honoring this Indemnity Agreement.

     (e) Notwithstanding the foregoing, both Indemnitors are co-obligors, jointly, severally and primarily liable to Indemnitees, who may pursue the assets of either or both, sequentially or simultaneously, without any duty of election.

     2.   DISPUTE RESOLUTION PROCEDURES. All controversies, claims, or disputes
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between Indemnitors and Indemnitees arising out of or in connection with this
Indemnity Agreement shall be subject to the dispute provisions set forth in
Article XII of the Limited Partnership Agreement, the terms of which are hereby incorporated as if set forth fully herein.

     3.   AMENDMENT OF INDEMNITY AGREEMENT. No term or provision of this
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Indemnity Agreement shall be amended, modified, altered, waived or supplemented except in a writing signed by Indemnitors and Indemnitees.

     Except as to applicable statutes of limitation, no delay of Indemnitees in the exercise of, or failure to exercise, any rights hereunder shall operate as a waiver of such rights, a waiver of any other rights, or a release of Indemnitors from any obligations hereunder. Each and every right, remedy and power hereby granted to the Indemnitors or allowed them by law or other agreement shall be cumulative and not exclusive of any other and may be exercised by the Indemnitors from time to time.

     4.   OBLIGATIONS ABSOLUTE. Indemnitors agree that they will perform their
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obligations hereunder strictly in accordance with the terms of this Indemnity
Agreement regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Indemnitees with respect thereto.

     This Indemnity Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment hereunder is rescinded or must otherwise be returned by the Indemnitees upon the insolvency, bankruptcy, or reorganization of any party or otherwise, all as though such payment or performance had not been made.

     5.   NOTICE. Any demand, notice, request, instruction, correspondence or
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other document given in connection with this Indemnity Agreement by any party to another (herein collectively called Notice) shall be given in accordance with
Section 13.1 of the Limited Partnership Agreement.

     6.   MISCELLANEOUS. THIS INDEMNITY AGREEMENT SHALL IN ALL RESPECTS BE
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GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
DELAWARE. This Indemnity Agreement shall be binding upon Indemnitors and their successors and permitted assigns and shall inure to the benefit of and be enforceable by Indemnitees and their successors and permitted assigns. Neither this Indemnity Agreement nor any of the rights, interests or obligations hereunder shall be assigned (x) by any of the Indemnitees (other than to successors and permitted assigns of their Partnership Interests under the Limited Partnership Agreement) without the prior written consent of the General

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Partner or (y) by any of the Indemnitors without the prior written consent of the Indemnitees. Nothing in this Indemnity Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Indemnity Agreement. This Indemnity Agreement may be executed in any number of counterparts and in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The headings in this Indemnity Agreement are for purposes of reference only, and shall not affect the meaning or interpretation hereof.

     7.   TERMINATION OF OBLIGATIONS OF GENERAL PARTNER. Upon a complete
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disposition by the General Partner of its Partnership Interest to a Permitted
Transferee, the General Partner's future obligations under this Indemnity Agreement shall automatically terminate, but the General Partner will remain liable on all obligations hereunder that are then outstanding at the date of such disposition.

     IN WITNESS WHEREOF, Indemnitors have executed this Indemnity Agreement as of the date first above written.

                                    PURE PARTNERS, L.P.

                                    By:  Pure Resources I, Inc.,
                                         its general partner

                                    By:  /s/ JACK HIGHTOWER
                                         --------------------------------
                                         Jack Hightower
                                         President


                                    PURE RESOURCES I, INC.


                                    By:  /s/ JACK HIGHTOWER
                                         --------------------------------
                                         Jack Hightower
                                         President

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